Exhibit 23.10

Consent of Independent Auditor

We hereby consent to the use, in this Amendment No. 4 to the Registration Statement on Form S-4 (the “Registration Statement”) of Welsbach Technology Metals Acquisition Corp., of our report dated April 21, 2025 relating to the financial statements of KMMI Inc., which appears in the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Ernst & Young Han Young

Seoul, the Republic of Korea

May 12, 2025